THIRD AMENDMENT TO LEASE

     This Third Amendment to Lease made as of this 1st day of December, 1997, by and between Connecticut General Life Insurance Company on behalf of its Separate Account R ("Landlord") and Object Design, Inc. ("Tenant").

                                   WITNESSETH

     WHEREAS, 25 Mall Road Trust ("Original Landlord") and Tenant entered into a lease dated September 15, 1993 (the "Original Lease") for space in the building known as 25 Burlington Mall Road, Burlington, Massachusetts (the "Building");

     WHEREAS, Landlord and Tenant entered into a First Amendment to Lease dated June 28, 1994 and a Second Amendment to Lease dated March 1, 1996 amending the Original Lease (as so amended, the "Lease");

     WHEREAS, Landlord succeeded to Original Landlord's interest under the Lease;

     WHEREAS, the Contraction Date (as defined in the Lease) has occurred, pursuant to which the Premises were reduced to 34,102 square feet;

     WHEREAS, Landlord and Tenant wish to expand the Premises, extend the Term of the Lease and otherwise amend the Lease as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

     1. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease.

     2. Section 1.1 of the Lease is hereby amended by deleting the data which corresponds to the subject set forth below and replacing it with the data set forth below which follows each such subject:

     "LANDLORD: Connecticut General Life Insurance Company, a Connecticut corporation, on behalf of its Separate Account R"

     "MANAGING AGENT: Meredith & Grew, Inc."

     "LANDLORD'S AND MANAGING AGENT'S ADDRESS: Meredith & Grew, Inc., 160 Federal Street, Boston, Massachusetts 02110-1701"

     "LANDLORD'S REPRESENTATIVE: David L. Pergola"


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     "RENTABLE FLOOR AREA OF TENANT'S SPACE: 30,475 square feet (r.s.f.) on the fifth (5th) floor of the Building and 3,627 square feet (r.s.f.) on the first (1st) floor of the Building for a total of 34,102 square feet (r.s.f.) (the "Original Premises"); provided, however, that effective on the Expansion Date (as defined in Section 6 of the Third Amendment to Lease), the rentable floor area of Tenant's Space shall be expanded to include an additional 14,295 square feet (r.s.f.) approximately on the fifth (5th) floor of the Building (the "Expansion Premises") for a new total of 48,397 square feet (r.s.f.) approximately."

     "TERM EXPIRATION DATE: February 28, 2003: APPROXIMATE TERM:
     Nine (9) years, three (3) months"

     "ANNUAL BASE RENT:

          (a)  With respect to the Original Premises:

               (i) $11.75 Per Rentable Square Foot (p.r.s.f.) until October 31; 1998;

               (ii) $13.75 (p.r.s.f.) until November 30, 2001; and

              (iii) $17.50 (p.r.s.f.) from and after December 1, 2001; and

          (b) Effective on the Expansion Date, $19.50 (p.r.s.f.) with respect to the Expansion Premises"

     "ANNUAL ESTIMATED ELECTRICAL COST TO TENANT'S SPACE (included in Annual
     Rent): $34,102.00: $1.00 (p.r.s.f.); provided, however, that effective on the Expansion Date, the Annual Estimated Electrical Cost of Tenant's Space shall be $48,397.00: $1.00 (p.r.s.f.)"

     "ANNUAL RENT:

          (a)  With respect to the Original Premises:

               (i)  until October 31, 1998, $682,040;

               (ii) until November 30, 1998, $750,244.00; and

              (iii) from and after December 1, 2001, $878,126.50;


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          (b)  Effective on the Expansion Date, $407,407.50 with respect to the
               Expansion Premises"

     "ANNUAL RENT:

          (a)  With respect to the Original Premises:

               (i) until October 31, 1998, $11.75 Annual Base Rent (p.r.s.f.) + $7.25 Annual Estimated Operating Costs (p.r.s.f.) + $1.00 Annual Estimated Electrical Cost to Tenant's Space (p.r.s.f.) = $20.00 Total Rate (p.r.s.f.) X 34,102 rentable square feet = $682,040 Annual Rent;

               (ii) until November 30, 2001, $13.75 Annual Base Rent (p.r.s.f.)
                    + $7.25 Annual Estimated Operating Costs (p.r.s.f.) +$1.00 Annual Estimated Electrical Cost to Tenant's Space (p.r.s.f.) = $22.00 Total Rate (p.r.s.f.) X 34,102 rentable square feet = $750,244.00; and

              (iii) from and after December 1, 2001, $17.50 Annual Base Rent
                    (p.r.s.f.) + $7.25 Annual Estimated Operating Costs (p.r.s.f.) + $1.00 Annual Estimated Electrical Cost to Tenant's Space (p.r.s.f.) = $25.75 Total Rate (p.r.s.f.) X 34,102 rentable square feet = $878,126.50; and

          (b) Effective on the Expansion Date, with respect to the Expansion Premises, $19.50 Annual Base Rent (p.r.s.f.) + $8.00 Annual Estimated Operating Costs (p.r.s.f.) + $1.00 Annual Estimated Electrical Cost to Tenant's Space (p.r.s.f.) = $28.50 Total Rate (p.r.s.f.) X 14,295 rentable square feet = $407,407.50"

     3. Section 1.2 of the Lease is hereby amended by deleting "Exhibit A-1 -Plan Showing Tenant's Space" and "Exhibit A-2 - Plan Showing Tenant's Space after the Contraction Date" and by substituting "Exhibit A-1 (revised) - Plan Showing the Original Premises" and "Exhibit A-2 (revised) - Plan Showing the Expansion Premises" attached hereto in place thereof as Exhibits A-1 (revised) and A-2 (revised), respectively, to the Lease.

     4. Exhibit B, Rider to Lease, is hereby deleted in its entirety and the following provisions are hereby substituted therefor:

     5. All references to the term "Premises" prior to the Expansion Date shall refer to the Original Premises shown on Exhibit A-1 (revised) and all references to the term "Premises" after the Expansion Date shall refer to the Original Premises


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shown on Exhibit A-1 (revised) and the Expansion Premises shown on Exhibit A-2
(revised), in each case with the exclusions set forth in Section 2.1 of the Lease.

     6. Tenant acknowledges that Tenant has had an opportunity to inspect the Expansion Premises. Except as set forth hereinafter, the Expansion Premises, shall be delivered to Tenant As Is, Where Is with all faults and without representations, warranty or guaranty of any kind by Landlord to Tenant, except that all Building systems shall be in good working order.

     Notwithstanding the foregoing, Landlord shall perform the work ("Landlord's Work") identified in plans and specifications (consisting of (i) partition layout plans, (ii) specifications for special HVAC, mechanical and electrical requirements, and (iii) a schedule of finishes) ("Plans") to be prepared by or on behalf of Tenant and to be approved by Landlord, such approval not to be unreasonably withheld or delayed, each party agreeing to act reasonably and in good faith to agree upon the Plans as soon as reasonably practicable. Tenant's failure to submit Plans reasonably acceptable to Landlord by December 1, 1997 shall constitute a delay caused by Tenant.

     Tenant shall pay an amount to Landlord equal to all "hard" and "soft" costs incurred by Landlord in performing Landlord's Work in excess of $143,000 including, without limitation, all architectural and engineering fees and the cost of construction management. In addition, Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting Landlord's Work. Amounts due and payable on account of the foregoing shall be paid by Tenant to Landlord within 30 days of Landlord's invoice to Tenant therefor.

     Landlord agrees to use reasonable efforts to have the Expansion Premises completed no later than March 1, 1998 subject to delays beyond Landlord's reasonable control and delays caused by Tenant. For purposes hereof, the Expansion Date shall be the earlier of (a) the date on which Landlord has substantially completed Landlord's Work as reasonably determined by Landlord and obtained a certificate of occupancy for the Premises (or in the event of delays caused by Tenant (including a failure to deliver Plans reasonably acceptable to Landlord by December 1, 1997 or changes in the Plans requested by Tenant after December 1, 1997), the date on which Landlord determines that Landlord would have substantially completed Landlord's Work and obtained a certificate of occupancy, but for such delays caused by Tenant), or (b) Tenant's occupancy of the Expansion Premises.

     7. Tenant shall have the right and option to extend the Term for one additional period of five (5) years (the "Extension Term") commencing upon the Term. Expiration Date set forth in Section 1.1 of the Lease, provided that Tenant shall give Landlord notice of Tenant's exercise of such option at least nine (9) months prior to


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the Term Expiration Date and provided further that no event of default by Tenant exists hereunder, and no condition exists which with the giving of notice or the passage of time, or both, would constitute an event of default hereunder, at either the time of giving such notice or at the time of the commencement of the Extension Term. Prior to the exercise by Tenant of such option, the expression "Term" shall mean the Term until the Term Expiration Date set forth in Section
1.1 of the Lease, and after the exercise by Tenant of such option, the expression "Term" shall mean the Term as it has been extended by the Extension Term. Except as expressly otherwise provided in the following paragraph and except for Sections 6, 7, 8, 9 and 10 of this Third Amendment to Lease, all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Term. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

     The Annual Rent payable during the Extension Term shall be the amount being the sum of (a) the then appropriate Annual Estimated Electrical Cost to Tenant's Space, and (b) the greater of (i) the Annual Rent (excluding Annual Estimated Electrical Cost to Tenant's Space) in effect for the Lease Year immediately preceding the commencement of the Extension Term or (ii) nine-five percent (95%) the Fair Market Rent for the Premises, as determined below, as of the commencement of the Extension Term. If for any reason the Annual Rent payable during the Extension Term has not been determined as of the commencement of the Extension Term, Tenant shall pay the Annual Rent payable during the Original Term, together with any applicable adjustment in the Annual Estimated Electrical Cost to Tenant's Space, until the Annual Rent for the Extension Term is determined, at which time, an appropriate adjustment, if any, shall be made.

     For purposes here, the Fair Market Rent shall mean the fair rent for the Premises as of the commencement of the Extension Term under market conditions then existing. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent at least six (6) months prior to the date upon which the Fair Market Rent is to take effect, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three reputable independent commercial real estate consultants, appraisers, or brokers, each of whom shall have at least ten years of experience in the suburban Rte. 128 Boston office rental market and each of whom is hereinafter referred to as "appraiser". Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and


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expenses of the third appraiser shall be shared equally by Tenant and Landlord.
Landlord and Tenant shall appoint their respective appraisers at lease five (5) months prior to commencement of the period for which Fair Market Rent is to be determined and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser at least four (4) months prior to the commencement of such period and shall designate such appraisers by notice to Landlord and Tenant. The board of three appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations at least sixty (60) days prior to the commencement of such period. If the determinations of the Fair Market Rent of any two or all three appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the subject space. If the determinations of all three appraisers shall be different in the amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent. The Fair Market Rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

     8. Tenant shall have the right and option to expand the Premises into additional space containing approximately 5,818 square feet of rentable floor area located on the first (1st) floor of the Building and currently leased by Wausau Insurance and subleased by Wausau Insurance to Tenant (the "Additional Expansion Premises") for occupancy on November 1, 1998 (the "Expansion Date"), provided that Tenant shall give Landlord notice of Tenant's exercise of such option no later than May 1, 1998; provided further that no event of default by Tenant exists hereunder, and no condition exists which with the giving of notice or the passage of time, or both, would constitute an event of default hereunder, at either the time of giving such notice or on the Expansion Date; and provided further that Tenant fully occupies the Premises. Notwithstanding the foregoing, should the tenant then in occupancy of the .Additional Expansion Premises fail to vacate the Premises before the Expansion Date, the Expansion Date shall be extended until such tenant so vacates and Landlord is able to deliver the Additional Expansion Premises to Tenant. Prior to the exercise by Tenant of such option and the occurrence of the Expansion Date, the expression "Premises" shall mean the Premises hereunder without the Additional Expansion Premises and after the Expansion Date, the expression "Premises" shall mean the Premises as increased by the Additional Expansion Premises. All the terms, covenants, conditions, provisions or agreements in the Lease contained shall be applicable to the Premises, including the Additional Expansion Premises, except that the Annual Rent (exclusive of the Annual Estimated Electrical Cost to Tenant's Space) with respect to the Additional Expansion Premises shall be equal to $25.00 per square foot of rentable floor area in the Expansion Premises (which amount consists of $17.00 Annual Base Rent per square foot of rentable floor area and $8.00 Annual Estimated Operating Cost to Tenant's Space per square foot of rentable floor area). The Additional Expansion Premises shall be delivered by


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Landlord to Tenant in its then condition "as is", "where is", with all faults and without representation, warranty or guaranty. Notwithstanding the foregoing, all Building systems serving the Additional Expansion Premises shall be in good working order and repair on the Expansion Date. If Tenant shall give notice of its exercise of said option to expand in the manner and within the time period provided aforesaid, the Premises shall be expanded as set forth herein upon the occurrence of the Expansion Date without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to expand the Premises, time being of the essence of the foregoing provisions.

     9. Provided that Tenant fully occupies the Premises and that no event of default, or condition which, with the giving of notice or the passage of time, or both, would constitute an event of default, then exists, Landlord shall offer to Tenant, before offering to any party unrelated to Landlord, the space on (a) the fifth floor of the Building comprising approximately 7,870 square feet of rentable floor area and currently occupied by Hitachi America, Ltd. and (b) the first floor of the Building constituting approximately 4,961 square feet of rentable floor area and currently occupied by PC Docs, Inc., if such space (i) becomes available for lease hereafter; (ii) is not subject to a lease extension option, option to lease, or like option, unless such option is not exercised; and (iii) Landlord intends to offer such space for lease to a party unrelated to Landlord. Any such offer by Landlord to Tenant shall be set forth in a written notice from Landlord to Tenant ("Landlord's Notice") setting forth the rent and other business terms under which Landlord proposes to offer such space on the market, which terms shall reflect rental rates consistent with current fair market rental rates for comparable space. If Tenant notifies Landlord in writing within 14 days after Landlord's Notice that it elects to rent such space upon the terms set forth in Landlord's Notice, Tenant shall within 25 days after Landlord's Notice execute a written lease or, at Landlord's option an amendment to this Lease, under which Tenant shall lease such space upon the business terms set forth in Landlord's Notice and otherwise upon terms consistent with this Lease (the "New Lease"). If Tenant does not notify Landlord in writing within 14 days after Landlord's Notice that it elects to rent such space upon the terms set forth in Landlords Notice, or if Tenant does so notify Landlord but fails to execute the New Lease within 25 days after Landlord's Notice, Landlord shall thereafter and forevermore be free to lease such space to any other party on whatever terms Landlord may negotiate with such other party; provided, however, that if such terms are more favorable than those set forth in Landlord's Notice, then Landlord shall provide a new notice to Tenant setting forth the rent and other business terms thereof ("Landlord's New Notice"). If Tenant notifies Landlord in writing within 5 days after Landlord's New Notice that it elects to rent such space upon the terms set forth in Landlord's New Notice, Tenant shall within 14 days after Landlord's New Notice execute the New Lease. If Tenant does not notify Landlord in writing within 5 days after Landlord's New Notice that it elects to rent such space upon the terms set forth in Landlords New Notice, or if


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Tenant does so notify Landlord but fails to execute the New Lease within 14 days after Landlord's New Notice, Landlord shall thereafter and forevermore be free to lease such space to any other party on whatever terms Landlord may negotiate with such other party,

     10. Landlord shall repair or replace, as necessary, base Building exterior windows in the Premises and the Expansion Premises which currently have broken glass and/or seals. The schedule for the repair or replacement of such windows shall be mutually agreed upon by Landlord and Tenant with all work to be completed no later than June 30, 1998.

     11. Tenant and Landlord represent and warrant that each has dealt with no broker in connection with this transaction other than Meredith & Grew, Inc. Spaulding and Slye and Tenant and Landlord agree to defend, indemnify and hold the other harmless from and against any and all costs, expense or liability for any compensation, commissions or charges claimed by a broker agent with which such party has had any dealings other than Meredith & Grew, Inc. and Spaulding and Slye (for which Landlord shall be responsible) with respect to this Third Amendment to Lease.

     12. It is understood that Landlord is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time ("ERISA") and as a result may be prohibited by law from engaging in certain transactions. Tenant represents and warrants to the best of its knowledge after due inquiry that neither Tenant nor its "affiliates" (as defined in Part V (c) of Prohibited Transaction Exemption 84-14, issued March 12, 1984) has, or within the immediately preceding one year has exercised the authority to appoint or terminate CIGNA Investments, Inc. or its affiliates as an asset manager with respect to the assets of any plan identified on Exhibit B attached hereto.

     13. Except as amended hereby, the Lease shall remain unmodified and in full force and effect and is hereby ratified and confirmed.


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     EXECUTED as a sealed instrument on the date and year first written above.

                                    LANDLORD:

                                    CONNECTICUT GENERAL LIFE
                                    INSURANCE COMPANY, on behalf of its
                                    Separate Account R

                                    By: CIGNA Investments, Inc.


                                        By:/s/ James H. Rogers
                                           -------------------------------------
                                           Name:  James H. Rogers
                                           Title: Managing Director


                                    TENANT:

                                    OBJECT DESIGN, INC.


                                    By: /s/ L. Brandt
                                       -----------------------------------------
                                       Name: Lacey P. Brandt
                                       Title: CFO


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